Filed with the Securities and Exchange Commission on June 3 , 2013
Registration No. 333- 187782

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 , AMENDMENT 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL SYSTEM DESIGNS, INC.
(Exact name of registrant as specified in its charter)

Nevada	8742	46-1669753
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

24123 Peachland Blvd., C-4, #106
Port Charlotte, FL 33954
Phone: 941-613-9858
(Address, including zip code, and telephone number,
Including area code, of registrant’s principal executive offices)

Karen A. Batcher, Esq.
Synergy Law Group, APC
819 Anchorage Place, Suite 28, Chula Vista, CA 91914
Phone: (619) 475-7882  Fax: (866) 352-4342
Email: kbatcher@synergenlaw.com
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [X]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.0001 par value to be sold by selling shareholders	725,000	$0.02	$14,500	$1.98

Common Stock $0.0001 par value to be sold by the Company	4,000,000	$0.02	$80,000	$10.91

Total	4,725,000	$0.02	$94,500	$12.89

(1)	Registration Fee has been paid via Fedwire.
(2)
This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was $0.001 per share and $0.002 per share for 950,000 and 2,375,000, respectively, to officers and directors, and $0.02 for 725,000 shares to unaffiliated investors.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS
GLOBAL SYSTEM DESIGNS, INC.
4,725,000 Shares of Common Stock
$0.02 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of Global System Designs, Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering for sale a total of 4,725,000 shares of our common stock.   Of the shares being registered, 725,000 are being registered for sale by the selling shareholders, and 4,000,000 are being registered for sale by the Company.  The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers, Paul McDonald and David Rose.  They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.02 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  If 100% of the shares being offered are sold, the Company will receive net proceeds of $80,000.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.  The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our director for an additional 90 days.

The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this Offering, or until our shares are quoted on the OTCBB, and thereafter at prevailing market prices or in privately negotiated transactions.  We will not receive any proceeds from the sale of the 725,000 shares sold by the selling shareholders.  Selling shareholders will receive proceeds of $0.02 per share sold.  If all shares being offered by the selling shareholders are sold, selling shareholders will receive net proceeds of $20,750.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this Prospectus.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.

Global System Designs, Inc. is a development stage company and currently has no active business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for Global System Designs, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

Until _____, 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “Global System”, ‘Global System Designs” and “Company” are to Global System Designs, Inc.,

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

Global System Designs, Inc. was incorporated in the State of Nevada on November 27, 2012.  Global System Designs, Inc. plans to develop and market “green building” information for homeowners and owner-builders (individuals who choose to build their own homes, with or without the assistance of building contractors). Such homeowners need clear, understandable, technically sound information about how their new or renovated home can best be insulated and operated to provide energy savings, protect their health and the environment, and reduce construction and operating costs.

We are a development stage company and have not yet commenced business operations or generated any revenues.  We have been issued a "substantial doubt" going concern opinion from our auditors and have no assets, at November 30, 2012.  We raised $5,700 in cash generated from the issuance of shares of Company’s common stock to our founders.

Global Systems’ business and corporate address is 24123 Peachland Blvd., C-4, #106, Port Charlotte, FL 33954.  Our telephone number is 941-613-9858 and our registered agent for service of process is Laughlin Associates, Inc., 9120 Double Diamond Pkwy, Reno, NV 89521.  Our fiscal year end is November 30.

We received our initial funding of $20,200 through the sale of common stock to our officers and directors and unaffiliated investors.  Paul McDonald purchased 950,000 shares of our common stock at $0.001 on November 29, 2012 for $950 and 1,000,000 shares at $0.002 on January 8, 2013 for $2,000.  David Rose purchased 1,375,000 shares of our common stock at $0.002 on January 8, 2013 for $2,750.  Eight unaffiliated investors purchased 725,000 shares of common stock for $0.02, for $14,500, in a private offering in March 2013.  Our financial statements from inception (November 27, 2012) through the period ended November 30, 2012, report no revenues and a net loss of $950.  Our independent auditors have issued an audit opinion for Global System Designs, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 4,725,000 shares of our common stock. Of the shares being registered, 725,000 are being registered for sale by the selling shareholders, and 4,000,000 are being registered for sale by the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.02 for the duration of the Offering.  The selling shareholders will sell their shares at a price per share of $0.02 until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

We will not receive any proceeds from the sale of any of the 725,000 shares offered by the selling shareholders.  We will be selling the 4,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

•	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
•	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
•	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
•	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
•
an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and,

•	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, Global System is exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934, which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

•	the first fiscal year following the fifth anniversary of this Offering,
•	the first fiscal year after our annual gross revenues are $1 billion or more,
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
•	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will still be able to take advantage of scaled disclosure requirements.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered
4,725,000 shares of common stock: 4,000,000 shares which we are offering, and 725,000 shares which are being offered by the selling shareholders.  The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 360 days from the effective date of this prospectus.  This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share
The selling shareholders will sell their shares at a fixed price per share of $0.02 for the duration of this Offering. All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.02 for the duration of the Offering.

Securities Issued and Outstanding
4,050,000 shares of common stock are issued and outstanding before the offering and 8,050,000 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 50% or 25% of the shares being offered are sold, there will be 6,050,000 or 5,050,000 shares outstanding, respectively.

Registration costs
We estimate our total offering registration costs to be $13,000.  If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and directors will own 41.3% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 55% or 65.8%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.

Risks Associated With Global System Designs, Inc.:

Our independent auditors have issued an audit opinion for Global System Designs which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses, which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on November 27, 2012, and we have not fully developed our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to November 30, 2012, was $950 and is for professional fees in connection with this Offering.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	Completion of this Offering;
•	Our ability to attract customers who will buy our services; and,
•	Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have no clients or customers and we cannot guarantee we will ever have any.  Even if we obtain clients or customers, there is no assurance that we will make a profit.

We have no clients or customers.  We have not identified any clients or customers and we cannot guarantee we ever will have any.  Even if we obtain clients or customers for our services, there is no guarantee that we will develop products and/or services that our clients/customers will want to purchase.  If we are unable to attract enough clients/customers to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

Some of our competitors have significantly greater financial and marketing resources than we do.

Some of our competitors have significantly greater financial and marketing resources than we do. There are no assurances that our efforts to compete in the marketplace will be successful.

We do not have any additional sources of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  As a result we do not have an alternate source of funds should we fail to complete this Offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.	abandon our business plans, cease operations and go out of business;
2.	continue to seek alternative and acceptable sources of capital; or,
3.	bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

Because Messrs. McDonald and Rose (our officers and director) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities, our operations may be sporadic.  Mr. McDonald will devote up to 32 hours per week and Mr. Rose will devote up to 8 hours per week. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run Global System Designs, Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business mode requires the use of outside personnel, who may not be available when needed.

The Company will not retain any employees other than our officers, and will instead hire independent contractors as needed.  If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our controlling stockholders have significant influence over the Company.

As of March 15, 2013, Paul McDonald, the Company’s Chief Executive Officer and David Rose, the Company’s Secretary, combined own 82% of the outstanding common stock, which becomes 41% if all of the shares offered are sold.  As a result, Messrs. McDonald and Rose possess significant influence over our affairs.  Their stock ownership and relationships with members of our board of directors, of which Messrs. McDonald and Rose are the only two, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Two investors hold a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

Two investors, our President and Secretary, own a controlling interest in our outstanding common stock on a primary basis.  As a result, they have the ability to control all matters submitted to the stockholders of Global System Designs for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of Global System Designs will be unable to affect the outcome of stockholder voting as long as Messrs. McDonald and Rose retains a controlling interest.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, who are our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this Offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through October 31, 2013, including a Form 10-K for the year ended November 30, 2013, assuming this registration statement is declared effective before that date. At or prior to November 30, 2013, we intend to voluntarily to file a registration statement on Form 8-A, which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on November 30, 2013. If we do not file a registration statement on Form 8-A at or prior to November 30, 2013, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock to be quoted on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.   T o be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Global System Designs or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from our cash on hand.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $15,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company”, and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Although we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our officers and director own 82% of the outstanding shares of our common stock.  After the completion of this Offering, they will beneficially own 41% of the outstanding shares if all of the shares being offered are sold.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and director decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and director decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.   Further, since we are considered a shell company, our stock will not be eligible for resale under Rule 144 until the conditions of Rule 144(i) are met.

Our Officers And Director Currently Own 82% Of The Issued And Outstanding Stock And Will Continue to Control at least 41% Of The Company`s Issued And Outstanding Common Stock After This Offering if all of the shares being offered are sold.

Presently, the Company’s Officers and Director beneficially own 3,325,000 (82%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by Global System Designs shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current sole Shareholder, sole Officer and Director will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current Officers and Director do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our director and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other shareholders and thus result in corporate decisions that are disadvantageous to those other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to shareholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from their investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $80,000 (100%), $40,000 (50%), or $20,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	50%	25%

Professional Fees	$15,000	$15,000	$15,000
Website development	5,000	5,000	1,500
Research and consultations	20,000	10,000	2,000
Advertising & Marketing	20,000	6,000	-
Office and Miscellaneous Expenses	5,000	4,000	1,500
Working Capital	15,000	-	-
Total	$80,000	$40,000	$20,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

** The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Website development: Includes website design and preliminary design and layout of educational materials (fact sheets) to be posted on the website.

Research and consultations: Subscriptions and membership fees for professional journals, membership-based construction industry websites and trade publications; preliminary consultation with building research organizations and other experts.

Advertising & Marketing: Pertains to the cost of advertising and marketing our publications and services.

Office and Miscellaneous Expenses:  These are the costs of operating our offices including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains to funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $80,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% or 25% of this Offering:

If only 50% of this Offering is sold, Global System Designs estimates that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $10,000 for research and consultations and only $6,000 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied development of the website.  Based on raising only 25% or $20,000, we will not be able to allocate any funds to advertising and marketing and only be able to spend $1,500 on our website with less features and $2,000 on research and consultations.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees, estimated to be $15,000 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $80,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

•	our lack of operating history;
•	the proceeds to be raised by the offering;
•	the amount of capital to be contributed by purchasers in this offering in proportion to
•	the amount of stock to be retained by our existing Stockholders; and,
•	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of May 1 , 2013, the net tangible book value of our shares of common stock was approximately $14,500 or approximately $0.004 per share based upon 4,050,000 shares outstanding.

	100% (4,000,000 Shares)	50% (2,000,000 Shares)	25% (1,000,000 Shares)

Net Tangible Book Value Per Share Prior to Stock Sale	0.004	0.004	0.004
Net Tangible Book Value Per Share After Stock Sale	0.013	0.009	0.007
Increase in net book value per share due to stock sale	0.009	0.005	0.003
Dilution (subscription price of $0.02 less NBV per share) to purchasing shareholders	(0.007)	(0.011)	(0.013)

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 725,000 shares of the common stock offered through this Prospectus.  The shares were sold in March 2013, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D as promulgated by the SEC.  This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of May 1 , 2013, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	The number of shares owned by each prior to this Offering;
2.	The total number of shares that are to be offered for each;
3.	The total number of shares that will be owned by each upon completion of the Offering;
4.	The percentage owned by each; and,
5.	The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 725,000 shares outstanding as of the date of this prospectus.

Name of Selling Shareholder	Shares Owned Prior To This Offering	Total of Shares OfferedFor Sale	Total Shares After Offering	Percent Owned After Offering

Gardner, Brenden	150,000	150,000	0	0
Gerber, Barry	25,000	25,000	0	0
Kristol, Dawn	25,000	25,000	0	0
Powell, Janice	150,000	150,000	0	0
Powell, Joshua	150,000	150,000	0	0
Scavo, John	25,000	25,000	0	0
Taylor, Dave Jr.	50,000	50,000	0	0
Woodbury, Margaret	150,000	150,000	0	0

To our knowledge, none of the selling shareholders:

1.	Has had a material relationship with Global System Designs, Inc. or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or
2.	Are broker-dealers or affiliates of broker dealers; or,
3.	Has ever been an officer or director of Global System Designs, Inc.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Director

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a prospectus that permits our officers and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Paul McDonald and David Rose, our officers and director, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.	Our officers and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
b.
Our officers and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

c.	Our officers and director are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and,
d.
Our officers and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, director, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions; or,
3.	in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.02.  The price of $0.02 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  Global System Designs will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.02 per share for the duration of this Offering.  Selling shareholders may also sell in private transactions.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer’s fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company’s common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock”.  For the purposes relevant to Global System, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders will be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.02 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 725,000 shares by the selling shareholders.  We will be selling all of the 4,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “Global System Designs, Inc.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share and 15,000,000 shares of preferred stock, par value $0.0001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 4,000,000 shares are sold), the present stockholders will own 50.3% of our outstanding shares and the purchasers in this Offering will own 49.7%.  If 50% or 25% (2,000,000 or 1,000,000) shares are sold, the present stockholders will own 66.9% or 80.2% of our outstanding shares, respectively and the purchasers in this Offering will own 33.1% or 19.8%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (November 27, 2012) through November 30, 2012, are included in this prospectus.  DKM Certified Public Accountants, 2451 McMullen Booth Road, Suite 308, Clearwater, FL, has audited our statements from inception through November 30, 2012.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Synergen Law Group, APC, 819 Anchorage Place, Suite 28, Chula Vista, CA 91914 has passed upon the validity of the Shares being offered and certain other legal matters.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

Global System Designs, Inc. was incorporated in the State of Nevada on November 27, 2012, and our fiscal year end is November 30.  The company's administrative address is, 24123 Peachland Blvd., C-4, #106, Port Charlotte, FL 33954. The telephone number is 941-613-9858.

Global System Designs, Inc., has no revenues, and has only limited cash on hand.  We have sustained a loss since inception and have relied solely upon the sale of our securities for funding.

Global System Designs has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  Global System Designs, its director, officers, affiliates and promoters have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

Global System Designs, Inc. plans to develop and market “green building” information for homeowners and owner-builders (individuals who choose to build their own homes, with or without the assistance of building contractors). Such homeowners need clear, understandable, technically sound information about how their new or renovated home can best be insulated and operated to provide energy savings, protect their health and the environment, and reduce construction and operating costs.

Global System Designs, Inc. will serve the above-described needs by providing an education and consulting service aimed at consumers who are facing a home construction or renovation project. The company will produce clear, technically sound information products focusing on selecting building materials and products, evaluating and hiring a contractor, and carrying out energy efficiency upgrades, repairs, and other construction and renovation projects. The company will also offer consulting services in the areas of building plan evaluation, contract preparation, and research.

The Company’s target demographic will include homeowners, prospective homeowners and owner-builders seeking information and advice on green construction and energy savings.

We have concluded that a minimum capital investment of $40,000 or the sale of 50% of this Offering is required in order to develop the website, conduct research and consultations, and advertise and market our services, and bring the Company to fruition.  However, in order to effectively develop our business plan, we feel that $80,000 or 100% of this Offering is required.

Global System anticipates that it will take four months, following commencement, in order to complete this Offering at which time we will begin contracting out development of our website and publications and begin to market our services. We expect the completion of website development and preparation of an initial set of fact sheets to take approximately 6 months, and marketing of the products and services to take an additional 2 months.  As such, we expect to generate revenues in the last two months of the first year following commencement of the Offering.

A fact sheet is a concise, easy to understand document of one or a few pages, presenting scientific or technical information to a lay audience. A fact sheet may include photos or other graphics to illustrate relevant concepts.

In the context of this application, a fact sheet will interpret information from the latest building science research and best green construction and renovation practices in an understandable form for homeowners. A fact sheet on window replacement for example could describe environmental pros and cons of the various window types (single-, double- or triple-pane, gas-filled, low-E, etc) and individual brands or products, as well as guidance on how to install a window properly for weather protection and energy efficiency. A fact sheet normally includes suggested web links or contacts for further information on the topic.

Global System Designs will monetize its business in the following two ways:

a) Each fact sheet will be valued at $15.00 per download.  Once our website is properly optimized and marketed, we will see scale-able revenues materialize through our fact sheet downloads.
b) The marketing of each fact sheet will include a follow-up offer for further consultation. The purpose is to motivate the customer to call us for follow-up questions and/or service. From there, we can choose which projects have the merits and the budget to afford our personalized one-on-one project direction or fee-based consulting services.  Consultation fees will be set by the hour or by the project depending upon the scope of services required.

Distribution Methods

Homeowners will be able to download factsheets from website, at an estimated average price of $15.00 per fact sheet. Fact sheets would be updated and re-posted periodically to reflect technological advances and other new information. Fee-based consultation services would be provided in response to e-mail contacts and phone calls. Questionnaires and checklist forms would be posted on the website to guide users in consultations with Global System Designs experts.

Status of Publicly Announced New Products or Services

Global System currently has no new publicly announced products or services.  The first web products to be developed will be a preliminary set of fact sheets addressing those topics most likely to be in demand by homeowners and owner-builders. In our professional judgment and based on our past experience with producing educational materials on green building, these initial topics are likely to include energy saving measures, durability and indoor air quality considerations for purchase and installation of materials and products including adhesives, cabinets and vanities, counters, deck material, flooring, framing material (lumber and other material), insulation, interior walls and ceilings, lighting, paints, roofing, sealants, and caulking, siding, windows and doors.

Competitive Business Conditions and Strategy; Global System Designs’ Position in the Industry

Global System intends to establish itself as a competitive company in the green housing field.  Competitors include construction industry groups, consulting firms, “green” websites and consumer advocacy groups, all of which may distribute information about green construction and renovation.  However, we believe from our professional knowledge and our research to date, none of these organizations offers the nature and scope of service that we propose for Global System Designs: A technically sound, homeowner-focused education and advisory service that provides up-to-date, easily understandable green building information.

We believe potential competitors for this enterprise would be highly knowledgeable, respected authorities on green construction and renovation practices who serve relevant information needs for homeowners.  Currently there are the following types of organizations serving some of these information needs, although not in the clear, consistent, technically sound and comprehensive manner as our proposed enterprise. With examples, these organization types are:

1.	Government agencies providing green building information through websites and various publications.

a.
Examples: the United States Environmental Protection Agency’s Green Homes website: http://www.epa.gov/greenhomes/, the Canada Mortgage and Housing Corporation website: http://www.cmhc-schl.gc.ca/, and the State of Victoria, Australia, Make your home green website.

b.
Limitations: We believe as a matter of policy, these government agencies do not evaluate or endorse specific products, and thus they are of very limited use to homeowners seeking specific information about the pros and cons of different products. This is a significant information gap that our service will address.

2.
Green building manuals and similar guidance documents. These are how-to-do-it guidance materials for contractors wishing to incorporate green building technology in their construction and renovation projects.

a.
Examples: Built Green™ Renovation Program Guide for Single Family & Row House. Built Green Canada; Green from the Ground Up, by David Johnston and Scott Gibson, The Taunton Press, Newtown, Connecticut; REGREEN Residential Remodeling Guidelines, American Society of Interior Designers and U.S. Green Building Council;

b.
Limitations: We believe these publications serve professional builders and renovators, so they assume that the reader has a good basic knowledge of construction and renovation techniques. Thus we believe they do not provide information at a non-technical level suited to the vast majority of homeowners.

3.
Research institutions and technical publications on green building science. These organizations and publications provide the science and technology supporting green building techniques, materials and products.

a.
Examples: Athena Sustainable Materials Institute; Environmental Building News, BuildingGreen, LLC; Solplan Review; Green Building Councils (Canada and the U.S.); U.S. Department of Energy, Office of Energy Efficiency and Renewable Energy.

b.
Limitations: We believe these sources develop important, but highly-technical information that can be very difficult for laypeople to understand. As part of our service, we will stay up-to-date on the research done by these organizations, so that we can incorporate leading-edge and proven technologies in clear information products suited to homeowners.

4.	Green construction material and product listing services. These are lists of products and materials rated against various green criteria.

a.
Examples: About.com Eco-Friendly Building Materials; Building Materials for the Environmentally Hypersensitive, Canada Mortgage and Housing Corporation; GreenSpec® Product Guide; Green Renovation page on the AOL Shopping web site; Green Building and Renovation Guide, Clean Calgary Association; Livestrong™ List of Green Building Products.

b.
Limitations: We believe these services vary widely in usefulness and the technical quality of the information they provide, and the information sources they use to evaluate products are often unavailable. Thus they can be an unreliable source of information. Perhaps the best-known and most respected of these services is the GreenSpec® Product Guide: http://www.buildinggreen.com/menus/ . That website is aimed at building-industry professionals and policy makers, and it requires regular payment of a subscription fee. The information is rather technical, and thus may not be understandable for homeowners. In providing our information service, we will subscribe to and regularly review sources such as the GreenSpec® Product Guide to develop information products tailored to homeowners’ needs.

We believe none of the above-described organizations or products provides the kind of comprehensive, analytical, unbiased, technically sound information service in a form useful for homeowners as does our proposed service.

We believe w hat is currently lacking and sorely needed is a new entity like Global System Designs, Inc., that will digest information from all the above sources to provide useful, concise and understandable information for homeowners and owner-builders. Thus, rather than acting as direct competitors, the various above-described organizations offer useful background information for Global System Designs to develop its products and services.

Talent Sources and Names of Principal Suppliers

Global System Designs will seek out and enter into a consulting agreement to develop our website, research, write and format the fact sheets, and advise clients about green construction issues.  We have not identified any personnel thus far.

Global System Designs will attract green construction expert personnel through its industry connections, as well as through attending environmental and green building conferences and advertising in leading industry (environmental and building science) publications.  These individuals would be independent contractors and not employees of the Company.

Dependence on one or a few major customers

Global System Designs business plan targets existing and prospective homeowners and owner-builders. This includes any individual consumer who may be considering renovating or building a home or replacing windows, roofing, siding; building a deck, or even just buying some paint (and wanting a non-toxic, environmentally friendly product).

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan that require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities to date , but once the offering is complete we have allocated funds for subscriptions and membership fees for professional journals, membership-based construction industry websites and trade publications; preliminary consultation with building research organizations and other experts as well as development and completion of our website.

Number of Employees

Global System Designs has no employees.  The officers and director are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  We have no other employees, and do not foresee hiring any additional employees in the near future.  We will be engaging independent contractors to develop our website, research, write and format the fact sheets, and advise clients about green construction issues.

Reports to Security Holders

Pursuant to Section 15(d) of the Securities Exchange act of 1934, o nce this Offering is declared effective, Global System Designs will  file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding Global System Designs and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Global System Designs’ principal business and corporate address is 24123 Peachland Blvd., C-4, #106, Port Charlotte, FL 33954; the telephone number is   941-613-9858.  We have no intention of finding, in the near future, an office space to rent during the development stage of the company.

Global System Designs does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock quot ed on the Over-the-Counter Bulletin Board.

Of the 4,050,000 shares of common stock outstanding as of May 1 , 2013, 3,325,000 were owned by Messrs. McDonald and Rose and may only be resold in compliance with Rule 144 of the Securities Act of 1934 , and since we are considered a shell company, our stock will not be eligible for resale under Rule 144 until the conditions of Rule 144(i) are met.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have ten (10) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All 4,050,000 of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officers and directors own 3,325,000 restricted shares, or 82% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Since we are considered a shell company, our stock will not be eligible for resale under Rule 144 until the conditions of Rule 144(i) are met.  Specifically, our stock will not be eligible for resale until one year after we file "Form 10" information disclosing that we are no longer a shell company.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

From Inception (November 27, 2012) to November 30, 2012

Total expenses	$950
Operating revenue	$-
Net loss from continuing operations	$(950)
Cash raised by financing activities	$950
Cash used in operating activities	$(950)
Cash and cash equivalents on hand	$-
Net loss per common share: Basic and Diluted	$0.00
Weighted average number of common shares outstanding:
Basic and diluted	475,000
Cash dividends declared per common share	$-
Property and equipment, net	$-
Long-term debt	$-
Stockholders’ equity	$-

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Global System Designs, Inc.,

Results of Operations

We have not yet begun business operations nor have we implemented our proposed business plan.

We have generated no revenues since inception and have incurred $ 4,641 in expenses through February 28, 2013 .

The following table provides selected financial data about our company for the period ended February 28, 2013 and November 30, 2012.

Balance Sheet Data:	February 28, 2013	November 30, 2012

Cash	$1,059	$-
Total assets	$1,059	$-
Total liabilities	$-	$-
Stockholders’ equity	$1,059	$-

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and those actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have not generated any revenues and no sales are yet possible.  There is no assurance we will ever reach this point.  Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others.  We must raise cash to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

Global System Designs is a development stage company that has no active operations, no revenue, no financial backing and limited assets.  Our plan is to develop and market educational and advisory services to help homeowners save energy, protect their indoor air quality, and avoid unnecessary impacts on the larger environment. To achieve these aims, homeowners need clear, understandable, technically sound information about how their new or renovated home can best be insulated and operated to provide energy savings and reduce construction and operating costs. They also want to be assured that the materials and products they and their builder choose are cost effective, durable, and attractive. All homeowners want a healthy indoor environment where mould growth or toxic chemicals aren’t a problem. So they want to be assured that their contractor can fix or prevent health problems through proper construction techniques, appropriate remedial measures, and choosing the right materials and products for any given job. Global System Designs will serve homeowners’ needs by producing clear, technically sound information products focusing on selecting building materials and products, evaluating and hiring a contractor, and carrying out energy efficiency upgrades, repairs, and other construction and renovation projects. The company will offer consulting services in the areas of building plan evaluation, contract preparation, and research. Website users will be charged for downloading fact sheets, and consulting fees will be charged for building plan evaluations and other technical advice to clients.

During the first year of operations, the 12 month period from the date of this report, Global System Designs will concentrate on finding the required investment capital, apply to get its common stock quoted on an Over-the-Counter Bulletin Board, finalize development of our website, prospect for clients, and market our services.

Following completion of our Offering, we will finalize construction of the website. We will also develop a preliminary set of illustrated fact sheets (one to five pages in length) addressing those topics that, based on our experience, are most likely to be in demand by homeowners and owner-builders. As well as filling homeowners’ identified information needs, these initial fact sheets will serve as a marketing tool to attract users to the website and the consulting services. Initial response to the fact sheets and inquires received at the website will help us indentify new topics and areas for developing future information products.  The website’s content will utilize SEO (Search Engine Optimization) to distribute our message on helping homeowners understand green construction concepts.  A budget will also be set aside for a targeted Google adwords and banner advertising campaign.  Introductory offers will also be incorporated into our website, banner advertising, and direct mail marketing to improve response.

We anticipate that development of the website will take approximately three months, and development of an initial set of fact sheets will take six months.  In months five and six we will also begin our advertising and marketing to source prospective clients through our SEO, adwords, and banner advertising.  We will also explore taking out advertisements in key trade magazines or other industry related websites.  We will focus our marketing on homeowners, owner-builders, and building supply retailers.  In months nine through twelve, we will identify specific needs for contracting the plan evaluation consulting services that Global System Designs will offer to homeowners.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from the officers and directors.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Global System Designs.

During the first year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of an outside contractor for the development of our website.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $15,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our Offering.  If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Description of Expenditures

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $80,000 (100%), $40,000 (50%), or $20,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	50%	25%

Professional Fees	$15,000	$15,000	$15,000
Website development	5,000	5,000	1,500
Research and consultations	20,000	10,000	2,000
Advertising & Marketing	20,000	6,000	-
Office and Miscellaneous Expenses	5,000	4,000	1,500
Working Capital	15,000	-	-
Total	$80,000	$40,000	$20,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

** The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Website development: Includes website design and preliminary design and layout of educational materials (fact sheets) to be posted on the website

Research and consultations: Subscriptions and membership fees for professional journals, membership-based construction industry websites and trade publications; preliminary consultation with building research organizations and other experts.

Advertising & Marketing: Pertains to the cost of advertising and marketing our publications and services.

Office and Miscellaneous Expenses:  These are the costs of operating our offices including telephone services, mail, stationery, accounting, office supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

Working Capital: Pertains the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $80,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% or 25% of this Offering:

If only 50% of this Offering is sold, Global System Designs estimates that this would provide sufficient capital to commence with operation and development of the business plan, but we would only be able to spend $10,000 for research and consultations and only $6,000 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also pay minimal office and miscellaneous expenses, and then any leftover funds will be applied development of the website.  Based on raising only 25% or $20,000, we will not be able to allocate any funds to advertising and marketing and only be able to spend $1,500 on our website with less features and $2,000 on research and consultations.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees, estimated to be $15,000 for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Global System Designs.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $5,700 through the sale of common stock to our officers and directors.  Paul McDonald purchased 950,000 shares of our common stock at $0.001 on November 29, 2012 for $950 and 1,000,000 shares on January 8, 2013 for $2,000.  David Rose purchased 1,375,000 shares of our common stock at $0.002 on January 8, 2013 for $2,750.

During March, 2013, eight (8) unaffiliated investors purchased 725,000 shares of common stock at $0.02, for $14,500 in a private offering.

Our financial statements from November 27, 2012 (date of inception) through the period ended February 28 , 201 8 , reported no revenues and a net loss of $ 4,641 .

Our funds on hand will only provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $80,000, from this Offering.  However, if we raise $40,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $20,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $15,000 to cover professional fees, office and miscellaneous expenses for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Significant Accounting Policies

We prepare our financial statements in conformity with GAAP, which requires management to make certain estimates and assumptions and apply judgments. We base our estimates and judgments on historical experience, current trends and other factors that management believes to be important at the time the financial statements are prepared and actual results could differ from our estimates and such differences could be material. On a regular basis, we review our accounting policies and how they are applied and disclosed in our financial statements.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)

Paul McDonald	61	President, Chief Executive Officer (CEO),
24123 Peachland Blvd., C-4, #106		Chief Financial Officer (CFO), Treasurer, and Director
Port Charlotte, FL 33954

David Rose	40	Secretary & Director
24123 Peachland Blvd., C-4, #106
Port Charlotte, FL 33954

Paul McDonald has held the positions of president, CEO, CFO, treasurer November 29, 2012, and Director since November 28, 2012.  David Rose held the positions of secretary and Director since November 29, 2012. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Paul McDonald, the President and Director of the Company, currently devotes up to 32 hours per week to Company matters.  David Rose, our Secretary and Director, currently devotes up to 8 hours per week to Company matters.  After receiving funding per our business plan Mr. McDonald will continue to devote up 80% of his time (32 hours per week) to manage the affairs of the Company.  Mr. Rose will continue to devote up to 20% (8 hours per week) of her time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Paul McDonald

Paul McDonald is a graduate of the University of Waterloo and is an environmental management professional with more than 35 years of experience.  Since 2006, Paul has been President of Fusion Environmental Management.  He has also worked in the residential construction and renovation business and was a registered Housing and Urban Development Association of Canada builder.

Mr. McDonald’s work with Fusion Environmental Management involves providing services to various levels of government and other organizations in the development and delivery of environmental management policies and programs.  Services are provided in the areas of: Environmental Management Program Development, Sustainable Development, Environmental Reporting, Municipal Environmental Management and Sustainable Development Programs, Program Analysis and Risk Assessment. These services differ significantly from those to be provided by Global System Designs, Inc., which is intended to serve information needs of homeowners in the area of green building. Thus Mr. McDonald does not anticipate any overlap or conflict between these two unrelated enterprises. Through contracting with green building experts under the auspices of Global System Designs, Inc., Mr. McDonald intends to broaden his activities in an entirely new and valuable service for homeowners.

He remains active in construction and renovation as a personal interest.  Mr. McDonald has researched and written a variety of policy and technical manuals for a range of audiences.  He has extensive experience in working with multi-disciplinary teams to develop products that serve the needs of the identified audience.  He was instrumental in establishing the EnviroCentre, a not-for profit organization working in the energy conservation and building retrofit programs in Ottawa.

Mr. McDonald brings project management and quality assurance/quality control to the project to ensure a high quality deliverable.  Mr. McDonald has built his current home using ground source energy and other measures to ensure minimum operation costs.

David Rose

David Rose is a graduate of Towson State University and has spent the past 6 years as a Sales Director for New York-based Southern Wine and Spirits.  David has brought ‘green’ reforms to his own industry and has a keen interest in the environment and has agreed to lend his extensive sales and marketing experience to Global System Designs.

David’s primary objective in the start-up phase will be to help adapt the Global System Designs’ building knowledge into easy-to-understand fact sheets that will also serve as the marketing base of the company.   David’s primary role at start-up will be to take our green building data and digest it down to marketable form. The key is to make our materials clear and easy for the average homeowner to understand.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (November 27, 2012) to the period ended November 30, 2012, no compensation has been accrued by or paid to

(i)	any individual serving as Global System Designs’ principal executive officer (“PEO”), or acting in a similar capacity during the period regardless of compensation level;

(ii)
Global System Designs’ two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)
up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Global System Design at the end of the period.

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations, and have and are not considered to be employees of the Company.

We have not paid any salaries in 2012, and we do not anticipate paying any salaries at any time in 2012 or 2013.  We will not begin paying salaries until we have adequate funds to do so.

The officers and director are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended November 30, 2012, there were no other arrangements between us and our director that resulted in our making payments to our director for any services provided to us by them as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Paul McDonald 24123 Peachland Blvd., C-4, #106 Port Charlotte, FL 33956	1,950,000	48.15%

Common	David Rose 24123 Peachland Blvd., C-4, #106 Port Charlotte, FL 33956	1,375,000	33.95%

Common	Directors and Officers as a Group (2 individuals)	3,325,000	82.10%

(1)
The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)	Each shareholder owns his or her shares directly.
(3)	Based on 4,050,000 shares issued and outstanding as of May 1 , 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On November 29, 2012, 950,000 shares of Global System Designs common stock were issued to Paul McDonald, an officer and director of the Company, at a price of $0.001 per share (total of $950).  On January 8, 2013, 1,000,000 shares and 1,375,000 shares were issued to Paul McDonald and David Rose, an officer and director of the Company, respectively, at a price of $0.002 per share (total of $4,750).

Shareholder loan

From November 27, 2012 (date of inception) until the audit date of November 30, 2012, there were no shareholder loans.

Messrs. McDonald and Rose are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•	Unaudited Financial Statements for the period of November 27, 2012 (Date of Inception) to February 28, 2013.

•	Audited Financial Statements for the period of November 27, 2012 (Date of Inception) to November 30, 2012.

Global System Designs, Inc.
(A Development Stage Company)
Financial Statements
For the Period Ended February 28, 2013

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Balance Sheets

	February 28,	November 30,
	2013	2012
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$1,059	$-
Total Current Assets	1,059	-

TOTAL ASSETS	$1,059	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$-	$-

TOTAL LIABILITIES	-	-

STOCKHOLDERS’ EQUITY
Preferred stock, 15,000,000 shares authorized; par value $0.0001, none issued and outstanding	-	-
Common Stock, 100,000,000 shares authorized; par value $0.0001, 3,325,000 and 950,000 shares issued and outstanding, respectively	333	95
Additional paid-in capital	5,367	855
Accumulated deficit during development stage	(4,641)	(950)
Total Stockholders’ Equity	1,059	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-	$-

The notes are an integral part of these unaudited financial statements.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)

	Three Months Ended February 28, 2013	November 27, 2012 (inception) through February 28, 2013

REVENUES:	$-	$-

OPERATING EXPENSES:
General and administrative	61	61
Professional fees	3,630	4,580
Total Operating Expenses	3,691	4,641

OTHER INCOME AND EXPENSE	-	-

Net loss from operations	$(3,691)	$(4,641)

Income taxes	-	-

Net Loss	$(3,691)	$(4,641)

Basic loss per share	$(0.00)

Weighted average number of shares outstanding	2,322,222

The notes are an integral part of these unaudited financial statements.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Statement of Stockholders’ Equity

	Common Stock		Additional Paid in	Accumulated Deficit During The Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance as of November 27, 2012 (Inception)	-	$-	$-	$-	$-

Founder’s shares issued at $0.001 per share	950,000	95	855	-	950
Net loss	-	-	-	(950)	(950)

Balance, November 30, 2012	950,000	95	855	(950)	-

Founder’s shares issued at $0.002 per share	2,375,000	238	4,512	-	4,750
Net Loss (Unaudited)	-	-	-	(3,691)	(3,691)

Balance, February 28, 2013 (Unaudited)	3,325,000	$333	$5,367	$(4,641)	$1,059

The notes are an integral part of these unaudited financial statements.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

	Three Months Ended February 28, 2013	November 27, 2012 (inception) through February 28, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,691)	$(4,641)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets:	-	-
Net cash used in operating activities	(3,691)	(4,641)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	4,750	5,700
Net cash provided by financing activities	4,750	5,700

Net decrease in cash and cash equivalents	(1,059)	(1,059)

Cash and cash equivalents, beginning of period	-	-

Cash and cash equivalents, end of period	$(1,059)	$(1,059)

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The notes are an integral part of these unaudited financial statements.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Notes to the Financial Statements
February 28, 2013
(Unaudited)

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Global System Designs, Inc. (the “Company”) is a Nevada corporation incorporated on November 27, 2012.  It is based in Port Charlotte, FL, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is November 30.

The Company is a development stage company that intends to operate as an educational and consulting services business focused on green home construction and renovation projects.  The Company will produce clear technically sound information products focused on: selecting building materials and products, evaluating and hiring contractors, and carrying out energy efficiency upgrades, repairs, and other construction and renovation projects.  The Company will offer consulting services in the areas of building plan evaluation, contract preparation, and research.To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section ASC 915, Development Stage Entities.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  The accompanying interim unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in accordance with Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the Company’s opinion, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended February 28, 2013 are not necessarily indicative of the results for the full years. While management of the Company believes that the disclosures presented herein and adequate and not misleading, these interim financial statements should be read in conjunction with the audited combined financial statements and the footnotes thereto for the period ended November 30, 2012 filed in its Form S-1.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $1,059 and $0 in cash and cash equivalents as of February 28, 2013 and November 30, 2012, respectively.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, for the three-month period ended February 28, 2013:

Net loss	$(3,691)

Weighted average common shares issued and outstanding (Basic)	2,322,222

Net loss per share, Basic	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Share-based Expenses

ASC 718, “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended February 28, 2013.

Advertising Costs

No advertising costs were incurred for the period ending February 28, 2013.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,“Revenue Recognition.”  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of February 28, 2013.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of February 28, 2013, the Company has a loss from operations of $3,691, an accumulated deficit of $4,641 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending November 30, 2013.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 - EQUITY

Authorized Stock

The Company has authorized 100,000,000 common shares and 15,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Shares

Since inception (November 27, 2012) to February 28, 2013, the company has issued a total of 3,325,000 common shares for $5,700 cash, as follows:

•	On November 27, 2012, the company issued to its founder 950,000 shares of common stock at $0.001 per share for $950.
•	On January 8, 2013, the company issued to its founders 2,375,000 shares of common stock at $0.002 per share for $4,750.

Preferred shares

No preferred shares have been issued.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 -PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	February 28, 2013	November 30, 2012

Income tax expense at statutory rate	$(1,255)	$(323)
Valuation allowance	1,255	323
Income tax expense per books	$-	$-

Net deferred tax assets consist of the following components as of:

	February 28, 2013	November 30, 2012

NOL Carryover	$1,578	$323
Valuation allowance	(1,578)	(323)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $4,641 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.  Net operating loss carry forwards begin to expire in 2032.

NOTE 6 - RELATED PARTY TRANSACTIONS

The controlling shareholder has pledged his support to fund continuing operations during the development stage; however there is no written commitment to this effect.  The Company is dependent upon the continued support.

The officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its sole key employee, the controlling shareholder, who is the sole officer and director of the Company.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of February 28, 2013.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 -SUBSEQUENT EVENTS

Subsequent to February 28, 2013, the Company received $14,500 for 725,000 shares in connection to its current private offering. The Company closed this offering on April 2, 2013.

Management has evaluated subsequent events through, June 3, 2013, the date these financial statements were available to be issued.  Based on our evaluation no other events have occurred that require disclosure.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND
FINANCIAL STATEMENTS

November 27, 2012 (Inception) through November 30, 2012

DKM Certified Public Accountants 2451 N. McMullen Booth Road, Suite 308 Clearwater Florida 33759-1362 727.444.0931 www.dkmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Global System Designs, Inc.
Port Charlotte, FL

We have audited the accompanying balance sheet of Global System Designs, Inc., a development stage company, as of November 30, 2012, and the related statements of operations, stockholders' equity and cash flows for the year then ended and for the period November 27, 2012 (date of inception) through November 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global System Designs, Inc. as of November 30, 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has recurring losses from operations, a working capital deficit, negative cash flows from operations and a stockholders' deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DKM Certified Public Accountants
DKM Certified Public Accountants
Clearwater, Florida
December 20, 2012

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Balance Sheet

November 30,
2012
ASSETS
Current Assets
Cash and cash equivalents	$-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$-

TOTAL LIABILITIES	-

COMMITMENTS AND CONTINGENCIES (NOTE 7)	-

STOCKHOLDERS’ EQUITY
Preferred stock, 15,000,000 shares authorized; par value $0.0001, none issued and outstanding	-
Common Stock, 100,000,000 shares authorized; par value $0.0001, 950,000 shares issued and outstanding	95
Additional paid-in capital	855
Accumulated deficit during development stage	(950)
Total Stockholders’ Equity	-

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$-

See auditor's report and notes to the audited financial statements.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Statement of Operations

November 27, 2012 (inception) through November 30, 2012

REVENUES:	$-

OPERATING EXPENSES:
Professional fees	950
Total Operating Expenses	950

OTHER INCOME AND EXPENSE	-

Net loss from operations	$(950)

Income taxes	-

Net Loss	$(950)

Basic loss per share	$(0.00)

Weighted average number of shares outstanding	475,000

See auditor's report and notes to the audited financial statements.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Statement of Stockholders’ Equity

	Common Stock		Additional Paid in	Accumulated Deficit During The Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance as of November 27, 2012 (Inception)	-	$-	$-	$-	$-

Founder’s shares issued at $0.001 per share	950,000	95	855	-	950
Net loss	-	-	-	(950)	(950)

Balance, November 30, 2012	950,000	$95	$855	$(950)	$-

See auditor's report and notes to the audited financial statements.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Statement of Cash Flows

November 27, 2012 (inception) through November 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(950)
Adjustments to reconcile net loss to net cash used by operating activities:
Changes in operating assets:	-
Net cash used in operating activities	(950)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of founder’s shares	950
Net cash provided by financing activities	950

Net increase (decrease) in cash and cash equivalents	-

Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$-

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

See auditor's report and notes to the audited financial statements.

GLOBAL SYSTEM DESIGNS, INC.
(A Development Stage Company)
Notes to the Financial Statements
For the period November 27, 2012 (date of inception) through November 30, 2012

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Global System Designs, Inc. (the “Company”) is a Nevada corporation incorporated on November 27, 2012.  It is based in Port Charlotte, FL, USA.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is November 30.

The Company is a development stage company that intends to operate as an educational and consulting services business focused on green home construction and renovation projects.  The Company will produce clear technically sound information products focused on: selecting building materials and products, evaluating and hiring contractors, and carrying out energy efficiency upgrades, repairs, and other construction and renovation projects.  The Company will offer consulting services in the areas of building plan evaluation, contract preparation, and research.  To date, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company's development stage activities.

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $0 in cash and cash equivalents as of November 30, 2012.

Net Loss Per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic earnings per share, from November 27, 2012 (Inception) to November 30, 2012:

Net loss	$(950)

Weighted average common shares issued and outstanding (Basic)	475,000

Net loss per share, Basic	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”,  which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Deferred Income tax and Valuation Allowance

The Company accounts for income taxes under ASC 740 Income Taxes.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized as of November 30, 2012.

Share-based Expenses

ASC 718 “Compensation – Stock Compensation” prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired.  Transactions include incurring liabilities, or issuing or offering to issue shares, options,  and other equity instruments such as employee stock ownership plans and stock appreciation rights.  Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.” Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

There were no share-based expenses for the period ended November 30, 2012.

Research and Development

The Company does not engage in research and development as defined in ASC Topic 730, “Accounting for Research and Development Costs.”

Advertising Costs

No advertising costs were incurred for the period ending November 30, 2012.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605, “Revenue Recognition.”  No revenue has been recognized since inception.  However, the Company will recognize revenue only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.  There were no related party transactions for the period ending November 30, 2012.

Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.  There were no commitments or contingencies as of November 30, 2012.

Recent Accounting Pronouncements

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment.  This newly issued accounting standard simplifies how an entity tests indefinite-lived intangible assets by permitting an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test.  The more likely than not threshold is defined as having a likelihood of more than 50 percent.  This ASU is effective for annual and interim impairment tests for fiscal years beginning after September 15, 2012. As the objective is to reduce the cost and complexity of impairment testing, adoption of this standard is not expected to impact our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05, which defers the requirement within ASU 2011-05 to present on the face of the financial statements the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for all periods presented. During the deferral, entities should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the issuance of ASU 2011-05. These ASUs are required to be applied retrospectively and are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. As these accounting standards did not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income, the adoption of these standards did not have an impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (ASU 2011-11). This newly issued accounting standard requires an entity to disclose both gross and net information about instruments and transactions eligible for offset in the statement of financial position as well as instruments and transactions executed under a master netting or similar arrangement and was issued to enable users of financial statements to understand the effects or potential effects of those arrangements on its financial position. This ASU is required to be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. As this accounting standard only requires enhanced disclosure, the adoption of this standard is not expected to have an impact our financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (ASU 2011-05). This newly issued accounting standard (1) eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity; (2) requires the consecutive presentation of the statement of net income and other comprehensive income; and (3) requires an entity to present reclassification adjustments on the face of the financial statements from other comprehensive income to net income. The amendments in this ASU do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income nor do the amendments affect how earnings per share is calculated or presented. This standard was effective for interim and annual reporting periods beginning after December 15, 2011. The adoption of this guidance has not had a significant impact on the Company’s financial statements other than the prescribed change in presentation.

In May 2011, the FASB issued ASU No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs” (ASU 2011-04). This newly issued accounting standard clarifies the application of certain existing fair value measurement guidance and expands the disclosures for fair value measurements that are estimated using significant unobservable (level 3) inputs. This ASU is effective on a prospective basis for annual and interim reporting periods beginning on or after December 15, 2011. The adoption of this standard did not have a material impact on our financial position or results of operations.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As of November 30, 2012, the Company has a loss from operations of $950, an accumulated deficit of $950 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending November 30, 2013.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 4 -   EQUITY

Authorized Stock

The Company has authorized 100,000,000 common shares and 15,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Shares

On November 27, 2012, the company issued to its founder 950,000 shares of common stock at $.001 per share for $950.

Preferred shares

No preferred shares have been issued.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 - PROVISION FOR INCOME TAXES

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

November 30, 2012

Income tax expense at statutory rate	$(323)
Valuation allowance	323
Income tax expense per books	$-

Net deferred tax assets consist of the following components as of:

November 30, 2012

NOL Carryover	$323
Valuation allowance	(323)
Net deferred tax asset	$-

The net operating loss begins expiring in 2032.  Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $950 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

NOTE 6 - RELATED PARTY TRANSACTIONS

The controlling shareholder has pledged his support to fund continuing operations during the development stage; however there is no written commitment to this effect.  The Company is dependent upon the continued support.

The officer and director of the Company may be involved in other business activities and may, in the future, become involved in other business opportunities that become available. He may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The Company does not own or lease property or lease office space. The office space used by the Company was arranged by the founder of the Company to use at no charge.

The Company does not have employment contracts with its sole key employee, the controlling shareholder, who is the sole officer and director of the Company.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company has no commitments or contingencies as of November 30, 2012.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through, December 20, 2012, the date these financial statements were available to be issued.  Based on our evaluation no events have occurred that require disclosure.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$7,500
Accounting	3,500
Transfer Agent fees	1,200
Printing of Prospectus	300
Miscellaneous	500

TOTAL	$13,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

We received our initial funding of $5,700 through the sale of common stock to our officers and directors.  Paul McDonald purchased 950,000 shares of our common stock at $0.001 on November 29, 2012 for $950 and 1,000,000 shares at $0.002 on January 8, 2013 for $2,000.  David Rose purchased 1,375,000 shares of our common stock at $0.002 on January 8, 2013 for $2,750.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company’s founders.

In March 2013, the Company sold 725,000 shares under an offering exempt from registration under the Securities Act of 1933, as provided in Rule 506 of Regulation D as promulgated by the SEC.  This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description

3.1	Articles of Incorporation *
3.2	Bylaws *
5	Opinion re: Legality *
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5) *
99.1	Subscription Agreement *

* Previously filed as exhibits to the Company’s Registration statement on Form S-1, on April 8, 2013, File Number 333-187782 and incorporated herein.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.   Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.  This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Port Charlotte, Florida, on June 3 , 2013.

GLOBAL SYSTEM DESIGNS, INC., Registrant

/s/ Paul McDonald
Paul McDonald
President (Principal Executive Officer),
Chief Financial Officer
(Principal Accounting Officer),
Treasurer, and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Paul McDonald	Date: June 3 , 2013
Paul McDonald
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

/s/ David Rose	Date: June 3 , 2013
David Rose
Secretary and Member of the Board of Directors